Revised 3/1/2004


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                              TRUST SHARES EXHIBIT

                                       TO

                               MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution arrangement for the Trust Shares will consist of sales by financial intermediaries, who, along with the principal underwriter, may receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Trust Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Trust Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    None
Fee
12b-1 Fee              Up to 25 basis points (0.25%) of the average daily
                       net asset value
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Trust Shares as described in Section 3 of the Multiple Class Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Trust Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Trust Shares may be exchanged for Trust Shares of any
Privilege:         other Fund listed below.


                                SCHEDULE OF FUNDS
                              OFFERING TRUST SHARES



The Funds set forth on this Schedule each offer Trust Shares on the terms set forth in the Trust Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.



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    Multiple Class Company              Series           12b-1 Plan
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Money Market Obligations Trust Treasury Obligations        0.25%
                               Fund
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                               Government Obligations      0.25%
                               Fund
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                               Prime Obligations Fund      0.25%
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                               Tax-Free Obligations        0.25%
                               Fund
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